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                                                                   EXHIBIT 10.18

                            Form of Promissory Note


$  ___________                                 Seattle, Washington -  __________

On demand after date we promise to pay to the order of


                       ________________________________

________________________________________________________________________ Dollars

Payable at above - with interest from date at the rate for 90-day certificate of deposit for $100,000 or more set each Monday by Seafirst Bank minus 25 basis points.

                                       FISHER COMPANIES INC.

                                       _______________________________________
                                       Glen P. Christofferson - Vice President
No. 330      Due On Demand
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At December 31, 1999, the Company was indebted under loans to directors or to entities in which such directors have a direct or indirect interest or serve in some capacity, in the following amounts: (i) Mr. Phelps K. Fisher, $182,000;
(ii) Mr. Donald G. Graham, Jr., $1,716,000 to an estate of which he is the executor and two trusts of which he is a trustee, and $4,000 to a corporation of which he is an officer and a director; and (iii) Jacklyn F. Meurk, $150,000 jointly with her spouse. Additionally, the Company is indebted to Mrs. Donald G. Graham, the mother of Mr. Donald G. Graham, Jr., in the amount of $2,904,000 and to Mrs. Susan Hubbach, the mother of Mrs. Carol Fratt, in the amount of $34,000. Such loans were documented by promissory notes substantially similar to the form of promissory note set forth in this exhibit.